Exhibit 4.6


                              CERTIFICATE OF TRUST
                                       OF
                             EARTHGRAINS FINANCING I

                  This Certificate of Trust of Earthgrains Financing I (the "Trust") is being executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

                  1. Name. The name of the business trust formed hereby is Earthgrains Financing I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, DE 19711.

                  3.  Effective  Date.  This   Certificate  of  Trust  shall  be
effective upon filing.

                  In witness whereof, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                                The Bank of New York (Delaware),
                                                as Delaware trustee

                                                By: /S/ Michael Santino
                                                   -----------------------------
                                                Michael Santino
                                                Senior Vice President

                                                 /S/ Michael A. Salamone
                                                --------------------------------
                                                Michael A. Salamone
                                                Trustee

                                                 /S/ Mark H. Krieger
                                                --------------------------------
                                                Mark H. Krieger
                                                Trustee